Exhibit 99.1

Regal Entertainment Group Reports Results for Fiscal First Quarter 2011
and Declares Quarterly Dividend

Knoxville, Tennessee — April 28, 2011 — Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal first quarter 2011 results.

Total revenues for the first quarter ended March 31, 2011 were $570.9 million compared to total revenues of $719.8 million for the first quarter ended April 1, 2010.  Net income (loss) attributable to controlling interest was $(23.6) million in the first quarter of 2011 compared to $16.5 million in the first quarter of 2010.  Diluted earnings (loss) per share was $(0.15) for the first quarter of 2011 compared to $0.11 for the first quarter of 2010. Adjusted diluted earnings (loss) per share(1) was $(0.04) for the first quarter of 2011 compared to $0.16 for the first quarter of 2010.  Adjusted EBITDA(3) was $83.9 million for the first quarter of 2011 and $135.1 million for the first quarter of 2010.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

Regal’s Board of Directors also today declared a cash dividend of $0.21 per Class A and Class B common share, payable on June 15, 2011, to stockholders of record on June 3, 2011.  The Company intends to pay a regular quarterly dividend for the foreseeable future at the discretion of the Board of Directors depending on available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows as well as other relevant factors.

“In a challenging first quarter box office environment we were pleased to complete a refinancing of our senior credit facility, the creation of Open Road Films and DCIP’s second round of financing for our rollout of digital cinema,” stated Amy Miles, CEO of Regal Entertainment Group. “We are excited about the future opportunities created by these transactions and by the films scheduled for release during the upcoming summer movie season,” continued Miles.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss first quarter 2011 results on April 28, 2011 at 4:30 p.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #360937.

In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group:

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the United States. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,670 screens in 535 locations in 37 states and the District of Columbia. Regal operates theatres in 43 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President — Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income (Loss) Information

For the Fiscal Quarters Ended 3/31/11 and 4/1/10

(in millions, except per share data)

(unaudited)

	Quarter Ended
	March 31, 2011	April 1, 2010
Revenues
Admissions	$394.4	$506.0
Concessions	151.3	185.0
Other operating revenues	25.2	28.8
Total revenues	570.9	719.8

Operating expenses
Film rental and advertising costs	196.2	266.7
Cost of concessions	20.5	26.7
Rent expense	93.7	94.7
Other operating expenses	175.3	198.9
General and administrative expenses (including share-based compensation of $1.9 million and $1.5 million for the quarters ended March 31, 2011 and April 1, 2010, respectively)	16.8	15.9
Depreciation and amortization	52.0	56.2
Net loss on disposal and impairment of operating assets	6.7	13.1
Income from operations	9.7	47.6

Interest expense, net	39.0	36.0
Earnings recognized from NCM	(13.6)	(16.7)
Loss on debt extinguishment	21.9	—
Other, net	0.4	0.8
Income (loss) before income taxes	(38.0)	27.5
Provision for (benefit from) income taxes	(14.3)	11.1
Net income (loss)	(23.7)	16.4
Noncontrolling interest, net of tax	0.1	0.1
Net income (loss) attributable to controlling interest	$(23.6)	$16.5

Diluted earnings (loss) per share	$(0.15)	$0.11
Adjusted diluted earnings (loss) per share(1)	$(0.04)	$0.16
Weighted average number of diluted shares outstanding(2)	153.6	154.8

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	March 31, 2011	Dec. 30, 2010
Cash and cash equivalents	$122.2	$205.3
Total assets	2,323.2	2,492.6
Total debt	2,027.7	2,073.0
Total stockholders’ deficit of Regal Entertainment Group	(540.0)	(490.3)

Operating Data

(unaudited)

	Quarter Ended
	March 31, 2011	April 1, 2010
Theatres at period end	535	545
Screens at period end	6,670	6,739
Average screens per theatre	12.5	12.4
Attendance (in thousands)	46,266	58,557
Average ticket price	$8.52	$8.64
Average concessions per patron	$3.27	$3.16

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31, 2011	April 1, 2010
EBITDA	$53.1	$119.8
Interest expense, net	(39.0)	(36.0)
(Provision for) benefit from income taxes	14.3	(11.1)
Deferred income taxes	(12.9)	(6.2)
Changes in operating assets and liabilities	(9.5)	(10.6)
Loss on debt extinguishment	21.9	—
Other items, net	14.3	22.0
Net cash provided by operating activities	$42.2	$77.9

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31, 2011	April 1, 2010
EBITDA	$53.1	$119.8
Net loss on disposal and impairment of operating assets	6.7	13.1
Share-based compensation expense	1.9	1.5
Loss on debt extinguishment	21.9	—
Noncontrolling interest, net of tax and other, net	0.3	0.7
Adjusted EBITDA(3)	$83.9	$135.1

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31, 2011	April 1, 2010

Net cash provided by operating activities	$42.2	$77.9
Capital expenditures	(21.0)	(21.1)
Proceeds from asset sales	1.4	0.1
Free cash flow(3)	$22.6	$56.9

Reconciliation to Diluted Earnings (Loss) Per Share and Net Income (Loss) Attributable to Controlling Interest

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended
	March 31, 2011	April 1, 2010
Net income (loss) attributable to controlling interest	$(23.6)	$16.5
Loss on debt extinguishment, net of related tax effects	13.6	—
Net loss on disposal and impairment of operating assets, net of related tax effects	4.1	7.9
Net income (loss) attributable to controlling interest, excluding loss on debt extinguishment, net of related tax effects and net loss on disposal and impairment of operating assets, net of related tax effects	$(5.9)	$24.4

Weighted average number of diluted shares outstanding(2)	153.6	154.8

Adjusted diluted earnings (loss) per share(1)	$(0.04)	$0.16
Diluted earnings (loss) per share	$(0.15)	$0.11

(1)               We have included adjusted diluted earnings (loss) per share, which is diluted earnings (loss) per share excluding loss on debt extinguishment, net of related tax effects, and net loss on disposal and impairment of operating assets, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)               Represents reported weighted average number of diluted shares outstanding for purposes of computing diluted earnings (loss) per share and adjusted diluted earnings (loss) per share for the quarters ended March 31, 2011 and April 1, 2010.  Since the Company reported a net loss attributable to controlling interest of $23.6 million and a net loss attributable to controlling interest, excluding loss on debt extinguishment, net of related tax effects and net loss on disposal and impairment of operating assets, net of related tax effects of $5.9 million for the quarter ended March 31, 2011, no common stock equivalents were included as the effect would have been antidilutive.

(3)               Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, net loss on disposal and impairment of operating assets, share-based compensation expense, loss on debt extinguishment, and noncontrolling interest, net of tax and other, net) was approximately $83.9 million for the quarter ended March 31, 2011.  We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company.  EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011.  EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.